SEVERANCE AGREEMENT



          This   Severance   Agreement   (this
"Agreement"), is made as of this   21st    day
of  January,  1999, by and between Gottschalks
Inc.,  a Delaware Corporation ("Company")  and
Michael S. Geele, an individual ("Employee").

          1.    Subject  to the provisions  of
paragraph  (4)  below, Company  hereby  agrees
that  in the event Employee's employment  with
the Company is terminated by written notice of
Company  for other than for cause (as  defined
below),  Company will pay Employee a severance
benefit  equal  to twelve (12) months  salary,
determined at Employee's annual base  rate  of
pay  in  effect  at the time  such  notice  of
termination    is    given   (less    standard
withholdings  and authorized deductions),  and
Employee  shall  have the  right  to  continue
Employee's coverage in Company's group medical
plan  with the Company making full payment  on
Cobra  benefits for a period of one year  from
the  termination  date  (such  benefits  being
referred   to   herein   as   the   "Severance
Benefit").

          2.   For purposes of this agreement,
"annual  base  rate of pay"  means  Employee's
annual  base  salary only,  and  excludes  all
other  income heretofore received by Employee,
such   as,   but  not  limited  to,   bonuses,
incentive   compensation,   fringe   benefits,
commissions, overtime, retainers, fees under contracts, income arising from the exercise of stock options, or expense allowances granted by Company.

          3.    The  Severance  Benefit,  less
standard   withholding  and  other  authorized
deductions, will be paid to Employee after the date of Employee's termination out of the general assets of the Company in the same form and at the same time as Employee's salary otherwise would have been paid to Employee if Employee had continued to be employed by the Company.

          4.    Subject  to the provisions  of
this  paragraph  (4) following this  sentence,
the   Severance  Benefit  shall  be  paid   to
Employee  only  in the event  that  Employee's
employment  with  Company  is  terminated   by
written  notice from Company (other  than  for
cause)  and  only  if  Employee  continues  to
report  to work, and adequately performs  each
and  every duty of Employee's employment until
the   date   set  forth  in  the   notice   of
termination  as Employee's date of termination
(unless  the  Company consents to  a  date  of
termination  that  is  prior  to  such  date).
Notwithstanding  anything  to   the   contrary
contained  in  this Agreement, Employee  shall
not  be entitled to the Severance Benefit  if:
(i)  Employee's  employment  with  Company  is
terminated  other  than by written  notice  of
termination  from  Company, including  without
limitation,   the   retirement,   resignation,
disability or death of Employee; (ii)  Company
sells   all  or  part  of  its  business   (or
otherwise  merges,  divides,  consolidates  or
reorganizes) and Employee has the  opportunity
to continue employment with the buyer (or with
one of the resulting entities in the event  of
a    merger,   division,   consolidation    or
reorganization),  at or above  the  employee's
base  rate  of pay, regardless of whether  the
other   terms  and  conditions  of  Employee's
employment   after   such   sale,    division,
consolidation or reorganization are  the  same
or  different from the terms and conditions of
Employee's employment with Company;  or  (iii)
Employee  is  terminated  for  "cause",  which
includes,  without limitation,  a  good  faith
determination by Company that Employee (1) has
committed a material breach of his duties  and
responsibilities,  (2)  refused   to   perform
required   duties   and  responsibilities   or
performed them incompetently, (3) breached  or
violated any fiduciary duty owed to Company or
(4)  is  or has been personally dishonest,  or
has willfully or negligently violated any law,
rule or regulation or has been convicted of  a
felony   or  misdemeanor  (other  than   minor
traffic violations and similar offenses).

           5.   Nothing contained herein shall
be  construed  as conferring on  Employee  the
right to continue in the employ of the Company
in  Employee's present or any other  capacity.
Employee  hereby  expressly acknowledges  that
Employee's  employment  with  Company  is  "at
will"  and  therefore  may  be  terminated  by
Company at any time, with or without cause, at
Company's  sole  discretion.   Employee   also
expressly   acknowledges  that,   except   for
benefits  to  which Employee may otherwise  be
entitled  by  law,  Employee  shall   not   be
entitled to receive from Company any benefits,
compensation  or remuneration other  than  the
Severance  Benefit  upon satisfaction  of  the
conditions  which entitle Employee to  receive
the  Severance Benefit.  Employee agrees  that
the  Severance  Benefit shall  constitute  the
exclusive  and sole remedy for any termination
of    Employee's   employment   and   Employee
covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

          6.     This   Agreement   shall   be
governed   by  the  laws  of  the   State   of
California.   This Agreement  may  be  amended
only  by a subsequent written agreement signed
by  Employee  and an authorized representative
of  Company following approval by the Board of
Directors  of  Company.   This  Agreement   is
personal to Employee and is not assignable  by
Employee.  This Agreement shall inure  to  the
benefit of and be binding upon Company and its
successors and assigns and any such  successor
or  assignee  shall be deemed substituted  for
Company under the terms of this Agreement  for
all purposes.  As used herein, "successor" and
"assignee"  shall  include any  person,  firm,
corporation or other business entity which  at
any  time,  whether  by  purchase,  merger  or
otherwise, directly or indirectly acquires the
stock  of Company or to which Company  assigns
this   Agreement  by  operation  of   law   or
otherwise.   This  instrument constitutes  and
contains    the    entire    agreement     and
understanding  concerning the subject  matters
addressed  herein  between  the  parties,  and
supersedes and replaces all prior negotiations
and  all  agreements  proposed  or  otherwise,
whether   written  or  oral,  concerning   the
subject matters hereof. This is an integrated document.

          7.    Any  dispute,  controversy  or
claim  arising  out of or in  connection  with
this   Agreement  or  any  other   aspect   of
Employee's  employment with Company  shall  be
resolved    exclusively    through     binding
arbitration  to  be  held  in  Fresno  County,
California in accordance with California Civil
Procedure  Code 1282-1284.2.  In the  event
either party institutes arbitration under this
Agreement,  the party prevailing in  any  such
arbitration shall be entitled, in addition  to
all  other  relief,  to reasonable  attorneys'
fees   relating  to  such  arbitration.    The
nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, et.

          IN   WITNESS  WHEREOF,  Company  has
caused to be executed and delivered, and Employee has executed and delivered, this Agreement as of the day and year first above set forth.


GOTTSCHALKS INC.

By:  \s\ Jim Famalette

Title:     PRESIDENT

Employee

\s\ Michael Geele